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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 16, 2004


                                  MOLIRIS CORP.
             (Exact Name of registrant as specified in its charter)


          FLORIDA                     0-33473                  06-1655695
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                       3221 COLLINSWORTH STREET, SUITE 140
                             FORT WORTH, TEXAS 76107
                    (Address of principal executive officers)



                                 (817) 335-5900
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 1, 2004, pursuant to the terms of a Stock Swap Agreement (the "Agreement") dated July 30, 2004, as amended, between American Visionwear, LLC ("AV LLC") and Moliris Corp. ("Moliris"), Moliris acquired the Ranging and Optical Tape Measure product lines and patents of AV LLC, in exchange for 100% (approximately 1,000,000 million shares) of the total issued and outstanding Class "B" Common Stock of Moliris. Certain liabilities of AV LLC, relating to these product lines were assumed by or assigned to Moliris.

Additionally, AV LLC agreed to restrict the sale of the shares for one year from the effective date of the Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding stock of Ranging Corp. no later than 60 days after the date that this report on Form 8-K must be filed.

            (c)   Exhibits Furnished.

                  2.1   Stock Swap Agreement dated July 30, 2004.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MOLIRIS CORP.



                                 By: /s/ Clyde Parks
                                     ------------------------------------------
                                     Its: President and Chief Executive Officer

Date: August 16, 2004



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                                  EXHIBIT INDEX


     Exhibit No.       Exhibit Description
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           2.1         Stock Swap Agreement dated July 30, 2004.